Exhibit 99.1

ON24 Announces Second Quarter 2024 Financial Results

•Achieved Total Revenue of $37.3 million
•Exceeded profitability targets for 5th consecutive quarter
•Generated positive free cash flow for 2nd consecutive quarter
•Drove sequential improvement in gross retention
•Experienced growth ARR uplift from momentum of early adopters of the ON24 next gen platform and AI-powered offerings
SAN FRANCISCO--(BUSINESS WIRE)--ON24 (NYSE: ONTF), an intelligent engagement platform for B2B sales and marketing, today announced financial results for the second quarter ended June 30, 2024.
“I am pleased with our Q2 results, as we exceeded guidance on the top and bottom line and delivered positive free cash flow. I am encouraged by another quarter of improvement in gross retention, which is trending much better than the average rates we have seen for each of the past three years, said Sharat Sharan, co-founder and CEO of ON24. “Continued momentum of our next generation platform drove our AI-powered ACE ARR to the high teens as a percentage of growth ARR. We remain focused on driving profitable growth and establishing ourselves as the AI platform for intelligent digital engagement.”
Second Quarter 2024 Financial Highlights
•Revenue:
◦Revenue from our Core Platform, including services, was $36.5 million.
◦Total revenue was $37.3 million.
•ARR:
◦Core Platform ARR of $131.0 million as of June 30, 2024.
◦Total ARR of $133.7 million as of June 30, 2024.
•GAAP Operating Loss was $13.1 million, compared to GAAP operating loss of $15.8 million in the second quarter of 2023.
•Non-GAAP Operating Loss was $0.3 million, compared to non-GAAP operating loss of $0.9 million in the second quarter of 2023.
•GAAP Net Loss was $11.2 million, or $(0.27) per diluted share, compared to GAAP net loss of $12.8 million, or $(0.28) per diluted share in the second quarter of 2023.
•Non-GAAP Net Income was $1.5 million, or $0.03 per diluted share, compared to non-GAAP net income of $2.1 million, or $0.04 per diluted share in the second quarter of 2023.
•Adjusted EBITDA was $0.8 million.
•Cash Flow: Net cash provided by operating activities was $1.4 million, compared to $4.3 million used in operating activities in the second quarter of 2023. Free cash flow was $0.9 million for the quarter, compared to $(4.9) million in the second quarter of 2023.
•Cash, Cash Equivalents and Marketable Securities totaled $193.8 million as of June 30, 2024.

For more information regarding non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flows, see the section titled “Non-GAAP Financial Measures” below. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see the tables at the end of this press release.
Recent Business Highlights:
•Drove sequential and YoY Core ARR growth in Q2 in life sciences and financial services verticals.
•Thousands of ON24 customers and prospects gathered for annual virtual user conference, The ON24 Experience, on June 11 – 14, where industry-leading enterprises, including Autodesk, Guardian, SAP and UCB, were named winners of the 2024 ON24 Digital Engagement Excellence Awards for delivering exceptional customer experiences and significant revenue impact.
Financial Outlook
For the third quarter of 2024, ON24 expects:
•Core Platform Revenue, including services, to be in the range of $34.2 million to $35.2 million.
•Total revenue of $35.0 million to $36.0 million.
•Non-GAAP operating loss of $2.3 million to $1.3 million.
•Non-GAAP net loss per share of $(0.01) to non-GAAP net income per share of $0.01 using approximately 42.0 million basic and diluted shares outstanding and 46.0 million diluted shares outstanding, respectively.
◦Restructuring charge of $0.4 million to $0.7 million, excluded from the non-GAAP amounts above.
For the full year 2024, ON24 now expects:
•Core Platform Revenue, including services, to be in the range of $141.7 million to $144.5 million.
•Total revenue of $145.0 million to $147.8 million.
•Non-GAAP operating loss of $4.5 million to $3.0 million.
•Non-GAAP net income per share of $0.05 to $0.08 per share using approximately 45.5 million diluted shares outstanding.
Conference Call Information
ON24 will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time. Parties in the United States can access the call by dialing 877-497-9071 or 201-689-8727.
A webcast and management’s prepared remarks for today’s call will be accessible on ON24’s investor relations website at investors.on24.com. Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website.

Definitions of Certain Key Business Metrics
Core Platform: The ON24 Core Platform products include:
ON24 Elite: live, interactive webinar experience that engages prospective customers in real-time and can be made available in an on-demand format.
ON24 Breakouts: live breakout room experience that facilitates networking, collaboration and interactivity between users.
ON24 Forums: live, interactive experience that facilitates video-to-video interaction between presenters and audiences.
ON24 Go Live: live, interactive video event experience that enables presenters and attendees to engage face-to-face in real-time and can also be made available in an on-demand format.
ON24 Engagement Hub: always-on, rich multimedia content experience that prospective customers can engage anytime, anywhere.
ON24 Target: personalize and curate, rich landing page experience that engages specific segments of prospective customers to drive desired action.
ON24 AI-powered ACE: the next generation AI-powered analytics and content engine.
Annual Recurring Revenue (“ARR”): ARR is calculated as the sum of the annualized value of our subscription contracts as of the measurement date, including existing customers with expired contracts that we expect to be renewed. Our ARR amounts exclude professional services, overages from subscription customers and Legacy revenue.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States, or “GAAP”, we consider our non-GAAP operating income (loss), non-GAAP net income (loss), Adjusted EBITDA, and free cash flow in evaluating our operating performance. We define non-GAAP operating income (loss) as net income (loss) excluding, interest expense, other (income) expense, net, provision for income taxes, stock-based compensation, amortization of acquired intangible assets, shareholder activism related costs, restructuring costs, impairment charges for underutilized real estate, and certain other costs. We define non-GAAP net income (loss) as net income (loss) excluding stock-based compensation, amortization of acquired intangible assets, shareholder activism related costs, restructuring costs, charges for underutilized real estate, and certain other costs. We define Adjusted EBITDA as net income (loss) excluding interest expense, other (income) expense, net, provision for income taxes, depreciation and amortization, amortization of acquired intangible assets, amortization of cloud implementation costs, stock-based compensation, restructuring costs, impairment charges for underutilized real estate, and shareholder activism related costs. We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment.
We use non-GAAP operating income (loss), non-GAAP net income (loss), and Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes, and we use free cash flow to measure and evaluate cash generated through normal business operations. We believe non-GAAP operating income (loss), non-GAAP net income (loss), and Adjusted EBITDA may be helpful to investors because they provide consistency and comparability with past financial performance. We believe free cash flow may be helpful to investors because it reflects that some purchases of property and equipment are necessary to support ongoing operations, while providing a measure of cash available to acquire customers, expand within existing customers and otherwise pursue our business strategies.
However, these non-GAAP financial measures are each presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Non-GAAP financial measures have no standardized meanings prescribed by GAAP and are not prepared under a comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.
We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure are included in the tables at the end of this press release.
Forward-Looking Statements
This document contains “forward-looking statements” under applicable securities laws. Such statements can be identified by words such as: “outlook,” “expect,” “target,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our expected financial and operating results, the execution of our capital return program, the size of our market opportunity, the success of our new products and capabilities, including our new AI-powered Analytics and Content Engine, and other statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to attract new customers and expand sales to existing customers, decline in our growth rate; fluctuation in our performance, our history of net losses and expected increases in our expenses; competition and technological development in our markets and any decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise achieve our growth; the impact of the resumption of in-person marketing activities on our customer growth rate; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.
About ON24
ON24 is on a mission to help businesses bring their go-to-market strategy into the AI era and drive cost-effective revenue growth. Through its leading intelligent engagement platform, ON24 enables customers to combine best-in-class experiences with personalization and content, to capture and act on connected insights at scale.
ON24 provides industry-leading companies, including 3 of the 5 largest global technology companies, 3 of the 5 top global asset management firms, 3 of the 5 largest global healthcare companies and 3 of the 5 largest global industrial companies, with a valuable source of first-party data to drive sales and marketing innovation, improve efficiency and increase business results. Headquartered in San Francisco, ON24 has offices globally in North America, EMEA and APAC. For more information, visit www.ON24.com.

© 2024 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries.

ON24, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$15,485	$53,209
Marketable securities	178,317	145,497
Accounts receivable, net	24,025	37,939
Deferred contract acquisition costs, current	11,932	12,428
Prepaid expenses and other current assets	6,246	4,714
Total current assets	236,005	253,787
Property and equipment, net	5,344	5,371
Operating right-of-use assets	2,269	2,981
Intangible asset, net	984	1,305
Deferred contract acquisition costs, non-current	13,391	15,756
Other long-term assets	1,019	1,102
Total assets	$259,012	$280,302
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,014	$1,914
Accrued and other current liabilities	14,627	16,907
Deferred revenue	66,007	74,358
Finance lease liabilities, current	—	127
Operating lease liabilities, current	2,856	2,779
Total current liabilities	85,504	96,085
Operating lease liabilities, non-current	1,101	2,483
Other long-term liabilities	1,560	1,517
Total liabilities	88,165	100,085
Stockholders’ equity
Common stock	4	4
Additional paid-in capital	498,574	485,291
Accumulated deficit	(327,391)	(305,513)
Accumulated other comprehensive income (loss)	(340)	435
Total stockholders’ equity	170,847	180,217
Total liabilities and stockholders’ equity	$259,012	$280,302

ON24, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Subscription and other platform	$34,147	$38,336	$68,976	$77,700
Professional services	3,202	3,750	6,100	7,449
Total revenue	37,349	42,086	75,076	85,149
Cost of revenue:
Subscription and other platform(1)(4)	7,032	9,066	14,378	18,955
Professional services(1)(4)	2,506	3,134	4,942	6,451
Total cost of revenue	9,538	12,200	19,320	25,406
Gross profit	27,811	29,886	55,756	59,743
Operating expenses:
Sales and marketing(1)(4)	19,457	22,628	39,531	47,045
Research and development(1)(2)(4)	9,081	10,930	18,190	22,029
General and administrative(1)(3)(4)	12,332	12,105	23,568	26,383
Total operating expenses	40,870	45,663	81,289	95,457
Loss from operations	(13,059)	(15,777)	(25,533)	(35,714)
Interest expense	10	33	21	62
Other income, net	(2,305)	(3,193)	(4,582)	(5,765)
Loss before provision for income taxes	(10,764)	(12,617)	(20,972)	(30,011)
Provision for income taxes	411	230	906	426
Net loss	(11,175)	(12,847)	(21,878)	(30,437)
Net loss per share:
Basic and diluted	$(0.27)	$(0.28)	$(0.53)	$(0.65)
Weighted-average shares used in computing net loss per share:
Basic and diluted	41,991,996	45,866,022	41,652,834	46,581,527
(1)Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of revenue
Subscription and other platform	$687	$709	$1,355	$1,494
Professional services	129	144	250	296
Total cost of revenue	816	853	1,605	1,790
Sales and marketing	3,338	3,555	6,396	6,612
Research and development	2,246	2,363	4,374	4,384
General and administrative	5,676	4,834	10,038	8,940
Total stock-based compensation expense	$12,076	$11,605	$22,413	$21,726

(2)Research and development expense includes amortization of acquired intangible asset of $138 thousand and $276 thousand for the three and six months ended June 30, 2024, respectively, and $135 thousand and $277 thousand for the three and six months ended June 30, 2023, respectively, in connection with the Vibbio acquisition in April 2022.
(3)General and administrative expense includes fees related to shareholder activism of $210 thousand and $2,656 thousand for the three and six months ended June 30, 2023, respectively. We did not incur such fees in the three and six months ended June 30, 2024.
(4)The results of operations for the three and six months ended June 30, 2024 and 2023 includes restructuring costs, which primarily represent severance and related expense due to restructuring activities, and impairment charge on our headquarters’ lease, as follows:

	Three Months Ended June 30, 2024			Six Months Ended June 30, 2024
	Severance and related Charges	Lease Impairment Charge	Total	Severance and related Charges	Lease Impairment Charge	Total
Cost of revenue
Subscription and other platform	$21	$—	$21	$213	$—	$213
Professional services	1	—	1	13	—	13
Total cost of revenue	22	—	22	226	—	226
Sales and marketing	330	—	330	1,005	—	1,005
Research and development	—	—	—	112	—	112
General and administrative	149	—	149	339	—	339
Total restructuring costs	$501	$—	$501	$1,682	$—	$1,682

	Three Months Ended June 30, 2023			Six Months Ended June 30, 2023
	Severance and related Charges	Lease Impairment Charge	Total	Severance and related Charges	Lease Impairment Charge	Total
Cost of revenue
Subscription and other platform	$720	$89	$809	$1,505	$89	$1,594
Professional services	50	101	151	104	101	205
Total cost of revenue	770	190	960	1,609	190	1,799
Sales and marketing	597	208	805	1,808	208	2,016
Research and development	340	472	812	1,113	472	1,585
General and administrative	52	339	391	282	339	621
Total restructuring costs	$1,759	$1,209	$2,968	$4,812	$1,209	$6,021

ON24, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net loss	$(11,175)	$(12,847)	$(21,878)	$(30,437)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,221	1,375	2,454	2,792
Stock-based compensation expense	12,076	11,605	22,413	21,726
Amortization of deferred contract acquisition cost	3,752	3,951	7,595	7,844
Provision for allowance for doubtful accounts and billing reserves	576	798	1,201	1,699
Non-cash lease expense	388	444	779	941
Accretion of marketable securities	(1,428)	(1,885)	(2,935)	(3,711)
Lease impairment charge	—	1,209	—	1,209
Other	35	28	70	156
Change in operating assets and liabilities:
Accounts receivable	3,922	1,339	12,713	10,744
Deferred contract acquisition cost	(2,305)	(2,717)	(4,734)	(6,263)
Prepaid expenses and other assets	635	1,221	(1,743)	(848)
Accounts payable	478	882	344	(471)
Accrued liabilities	1,014	(1,658)	(2,888)	(2,747)
Deferred revenue	(7,110)	(6,707)	(8,351)	(8,994)
Other liabilities	(691)	(1,354)	(1,514)	(2,123)
Net cash provided by (used in) operating activities	1,388	(4,316)	3,526	(8,483)
Cash flows from investing activities:
Purchase of property and equipment	(490)	(554)	(1,528)	(732)
Purchase of marketable securities	(52,328)	(76,234)	(126,421)	(195,825)
Proceeds from maturities of marketable securities	53,127	77,260	91,648	276,470
Proceeds from sale of marketable securities	—	—	4,360	9,321
Net cash provided by (used in) investing activities	309	472	(31,941)	89,234
Cash flows from financing activities:
Proceeds from exercise of stock options	241	629	994	884
Proceeds from issuance of common stock under ESPP	367	546	367	546
Payment for repurchase of common stock	(5,006)	(22,586)	(10,276)	(33,306)
Payment of cash dividend	—	(49,872)	—	(49,872)
Repayment of equipment loans	(36)	(60)	(72)	(131)
Repayment of finance lease obligations	(44)	(531)	(127)	(942)
Net cash used in financing activities	(4,478)	(71,874)	(9,114)	(82,821)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(24)	99	(197)	229
Net decrease in cash, cash equivalents and restricted cash	(2,805)	(75,619)	(37,726)	(1,841)
Cash, cash equivalents and restricted cash, beginning of period	18,377	100,947	53,298	27,169
Cash, cash equivalents and restricted cash, end of period	$15,572	$25,328	$15,572	$25,328
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$15,485	$25,158	$15,485	$25,158
Restricted cash included in other assets, non-current	87	170	87	170
Total cash, cash equivalent and restricted cash	$15,572	$25,328	$15,572	$25,328

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except share and per share data)

Reconciliation of gross profit and gross margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP gross profit	$27,811	$29,886	$55,756	$59,743
Add:
Stock-based compensation	816	853	1,605	1,790
Restructuring costs	22	770	226	1,609
Impairment charge	—	190	—	190
Non-GAAP gross profit	$28,649	$31,699	$57,587	$63,332
GAAP gross margin	74%	71%	74%	70%
Non-GAAP gross margin	77%	75%	77%	74%

Reconciliation of operating expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP sales and marketing	$19,457	$22,628	$39,531	$47,045
Less:
Stock-based compensation	(3,338)	(3,555)	(6,396)	(6,612)
Restructuring costs	(330)	(597)	(1,005)	(1,808)
Impairment charge	—	(208)	—	(208)
Non-GAAP sales and marketing	$15,789	$18,268	$32,130	$38,417

GAAP research and development	$9,081	$10,930	$18,190	$22,029
Less:
Stock-based compensation	(2,246)	(2,363)	(4,374)	(4,384)
Restructuring costs	—	(340)	(112)	(1,113)
Impairment charge	—	(472)	—	(472)
Amortization of acquired intangible asset	(138)	(135)	(276)	(277)
Non-GAAP research and development	$6,697	$7,620	$13,428	$15,783

GAAP general and administrative	$12,332	$12,105	$23,568	$26,383
Less:
Stock-based compensation	(5,676)	(4,834)	(10,038)	(8,940)
Restructuring costs	(149)	(52)	(339)	(282)
Impairment charge	—	(339)	—	(339)
Fees related to shareholder activism	—	(210)	—	(2,656)
Non-GAAP general and administrative	$6,507	$6,670	$13,191	$14,166

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of net loss to non-GAAP operating loss

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(11,175)	$(12,847)	$(21,878)	$(30,437)
Add:
Interest expense	10	33	21	62
Other income, net	(2,305)	(3,193)	(4,582)	(5,765)
Provision for income taxes	411	230	906	426
Stock-based compensation	12,076	11,605	22,413	21,726
Amortization of acquired intangible asset	138	135	276	277
Restructuring costs	501	1,759	1,682	4,812
Impairment charge	—	1,209	—	1,209
Fees related to shareholder activism	—	210	—	2,656
Non-GAAP operating loss	$(344)	$(859)	$(1,162)	$(5,034)

Reconciliation of net loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(11,175)	$(12,847)	$(21,878)	$(30,437)
Add:
Interest expense	10	33	21	62
Other income, net	(2,305)	(3,193)	(4,582)	(5,765)
Provision for income taxes	411	230	906	426
Depreciation and amortization	1,083	1,240	2,178	2,515
Amortization of acquired intangible asset	138	135	276	277
Amortization of cloud implementation costs	35	37	71	74
Stock-based compensation	12,076	11,605	22,413	21,726
Restructuring costs	501	1,759	1,682	4,812
Impairment charge	—	1,209	—	1,209
Fees related to shareholder activism	—	210	—	2,656
Adjusted EBITDA	$774	$418	$1,087	$(2,445)

Reconciliation of net loss to non-GAAP net income

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(11,175)	$(12,847)	$(21,878)	$(30,437)
Add:
Stock-based compensation	12,076	11,605	22,413	21,726
Amortization of acquired intangible asset	138	135	276	277
Restructuring costs	501	1,759	1,682	4,812
Impairment charge	—	1,209	—	1,209
Fees related to shareholder activism	—	210	—	2,656
Non-GAAP net income	$1,540	$2,071	$2,493	$243

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP basic and diluted net income (loss) per share

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP basic and diluted net loss per share:
Net loss	$(11,175)	$(12,847)	$(21,878)	$(30,437)
Weighted average common stock outstanding, basic and diluted	41,991,996	45,866,022	41,652,834	46,581,527
Net loss per share, basic and diluted	$(0.27)	$(0.28)	$(0.53)	$(0.65)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Non-GAAP basic and diluted net income per share:
Net loss	$(11,175)	$(12,847)	$(21,878)	$(30,437)
Add:
Stock-based compensation	12,076	11,605	22,413	21,726
Amortization of acquired intangible asset	138	135	276	277
Restructuring costs	501	1,759	1,682	4,812
Impairment charge	—	1,209	—	1,209
Fees related to shareholder activism	—	210	—	2,656
Non-GAAP net income	$1,540	$2,071	$2,493	$243
Non-GAAP weighted-average common stock outstanding
Basic	41,991,996	45,866,022	41,652,834	46,581,527
Diluted	45,802,883	50,716,390	45,713,706	51,120,544
Non-GAAP net income per share of common stock:
Basic	$0.04	$0.05	$0.06	$0.01
Diluted	$0.03	$0.04	$0.05	$—

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands)
(Unaudited)

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities:	$1,388	$(4,316)	$3,526	$(8,483)
Less: Purchases of property and equipment	(490)	(554)	(1,528)	(732)
Free cash flow	$898	$(4,870)	$1,998	$(9,215)

ON24, INC.
Revenue
(in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Core Platform
Subscription and other platform	$33,479	$37,000	$67,539	$74,811
Professional services	3,006	3,460	5,761	6,855
Total core platform revenue	$36,485	$40,460	$73,300	$81,666

Virtual Conference
Subscription and other platform	$668	$1,336	$1,437	$2,889
Professional services	196	290	339	594
Total virtual conference revenue	$864	$1,626	$1,776	$3,483

Revenue
Subscription and other platform	$34,147	$38,336	$68,976	$77,700
Professional services	3,202	3,750	6,100	7,449
Total revenue	$37,349	$42,086	$75,076	$85,149

Contacts
Media Contact:
Tessa Barron
press@on24.com

Investor Contact:
Lauren Sloane, The Blueshirt Group for ON24
investorrelations@on24.com